Exhibit 99.1
FORM OF
INSTRUCTIONS FOR USE OF
INTELLIGENT SYSTEMS CORPORATION
SUBSCRIPTION RIGHTS CERTIFICATES
CONSULT THE COMPANY, YOUR BANK,
OR YOUR BROKER AS TO ANY QUESTIONS
          The following instructions relate to a rights offering (the “Rights Offering”) by Intelligent Systems Corporation, a Georgia corporation (the “Company”), to the holders of record (the “Record Holders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Company’s Prospectus, dated                                         , 2009 (the “Prospectus”). Record Holders of Common Stock at 5:00 p.m., Eastern Daylight Time, on                                         , 2009 (the “Record Date”) are receiving non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of the Company’s common stock (the “Underlying Shares”). An aggregate of 4,478,971 Underlying Shares are being offered by the Prospectus.
          Each Record Holder will receive one Right for each share of Common Stock owned of record as of the Record Date. Each whole Right allows the holder thereof to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $                     per share (the “Subscription Price”). The Rights are evidenced by Rights certificates (the “Subscription Rights Certificates”).
          In addition, each holder of Rights who exercises his Basic Subscription Privilege in full will be eligible to subscribe (the “Over-Subscription Privilege”) at the same Subscription Price of $                     per share for up to 400,000 additional shares of Common Stock if any shares are not purchased by other holders of subscription rights under their Basic Subscription Privilege as of the Expiration Date (the “Excess Shares”). Underlying Shares will only be awarded to you, however, if other holders of Rights do not subscribe for all the Underlying Shares available to them under their Basic Subscription Privilege.
          If there is an insufficient number of Excess Shares available to fully satisfy the over-subscription requests of holders of Rights, holders who exercised their Over-Subscription Privilege will receive the available shares pro rata in proportion to the number of Underlying Shares that holders of Rights who exercised their Over-Subscription Privilege purchased by exercising their Basic Subscription Privilege. In certain situations, allocating the remaining Excess Shares on this basis could result in your receiving an allocation of a greater number of shares than you subscribed for under your Over-Subscription Privilege. If this occurs, then we will allocate to you only the number of Underlying Shares for which you subscribed. We will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privilege on the pro rata basis described above. For the purposes of determining their eligibility for the Over-Subscription Privilege, holders will be deemed to have exercised their Basic Subscription Privilege in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Privilege.
          If you do not receive the full number of Underlying Shares for which you subscribed, any excess subscription payment will be returned to you, without interest or deduction, promptly after the expiration of the rights offering.
          The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to American Stock Transfer & Trust Company (the “Subscription Agent”).
          THE RIGHTS WILL EXPIRE, IF NOT EXERCISED, BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON                                         , 2009, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY (such date, as it may be extended, is hereinafter referred to as the “Expiration Date”). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, regardless of when the documents relating to such exercise were sent. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent and                                                                 (the “Information Agent”) on or before the Expiration Date, followed by a press release no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Date.
          YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, BY CERTIFIED OR CASHIER’S CHECK DRAWN UPON A UNITED STATES BANK OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS, MUST BE ACTUALLY RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.
          If you have any questions, require assistance regarding the method of exercising rights or require additional copies of relevant documents, please contact the Information Agent at                                                             , Telephone (___) ___-___.
1. How to Exercise Your Rights.
          To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent so that it will be actually received by the Subscription Agent on or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent.
          When making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Banks, brokers, and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated as described above, among beneficial owners exercising the Over-Subscription

Privilege in proportion to the number of shares purchased by such owners pursuant to their Basic Subscription Privilege.
          If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, then you will be deemed to have exercised the Basic Subscription Privilege and Over-Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.
          If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe, then the remaining amount will be returned to you by mail, without interest or deduction, promptly after the Expiration Date and after all allocations and adjustments contemplated by the terms of the Rights Offering have been effected.
          If you do not indicate the number of Rights being exercised, then you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If you do not indicate the number of Rights being exercised and your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Privilege in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your over-payment.
          If we do not apply your full Subscription Price payment to your purchase of shares of Common Stock, the Company or the Subscription Agent will return the excess amount to you by mail, without interest, as soon as practicable after the expiration date of the Rights Offering.
          If you exercise less than all of the Rights evidenced by your Subscription Rights Certificate and you wish to receive a new Subscription Rights Certificate evidencing your unexercised Rights, please contact the information agent,                                                                                , at                                                                                      , Telephone: (___) ___-___, who will arrange for a new Rights Certificate to be issued to you evidencing your unexercised Rights. Requests for a new Subscription Rights Certificate should be made well in advance of the Expiration Date to permit you to exercise the Rights evidenced thereby by the Expiration Date.
2. How to Properly Execute Your Subscription Rights Certificate.
          a. Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.
          b. Signature Guarantees. If you are neither a registered holder (or signing in a representative or other fiduciary capacity on behalf of a registered holder) nor an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, your signature must be guaranteed by such an eligible institution.

3. How to Deliver Your Subscription Rights Certificate and Subscription Price Payment.
          The Subscription Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Telephone Number for Confirmation: (877) 248-6417
          ALL PAYMENTS MUST BE MADE IN U.S. DOLLARS FOR THE FULL NUMBER OF UNDERLYING SHARES BEING SUBSCRIBED FOR BY CASHIER’S OR CERTIFIED CHECK DRAWN UPON A UNITED STATES BANK PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT, OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS, TO THE SUBSCRIPTION ACCOUNT MAINTAINED BY THE SUBSCRIPTION AGENT AT                                                                                   , ACCOUNT NO.                     . Please reference your Subscription Rights Certificate number on your check. Payments will be deemed to have been received by the Subscription Agent only upon receipt by the Subscription Agent of a cashier’s or certified check drawn upon a United States bank or a wire transfer of immediately available funds.
          DELIVERY TO ANY ADDRESS OR BY A METHOD OTHER THAN THOSE SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.
               The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Neither the Company nor the Subscription Agent are liable for deliveries that are not timely received.
4. Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.
               In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege. See the Company’s “Letter to Stockholders Who Are Record Holders” and the “Nominee Holder Certification.”
5. Sale, Transfer, or Assignment of Rights.
               Rights may not be sold, transferred, or assigned; provided, however, that Rights are transferable by operation of law (for example, the transfer of Rights to the estate of a recipient upon the recipient’s death).

6. Commissions, Fees, and Expenses.
          The Company will pay all fees and expenses of the Subscription Agent related to their acting in such roles in connection with the Rights Offering. The Company has also agreed to indemnify the Subscription Agent from certain liabilities that it may incur in connection with the Rights Offering. However, all commissions, fees, and other expenses (including brokerage commissions and fees and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the holder of the Rights, and none of such commissions, fees, or expenses will be paid by the Company or the Subscription Agent.
7. Issuance of Common Stock.
          Promptly after the closing of the Rights Offering and the valid exercise of Rights pursuant to the Basic Subscription Privilege, and after all allocations and adjustments contemplated by the terms of the Rights Offering have been effected, the following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate:
     a. Basic Subscription Privilege: The Subscription Agent will deliver to each exercising Rights holder the number of shares of Common Stock purchased pursuant to the Basic Subscription Privilege.
     b. Over-Subscription Privilege: The Subscription Agent will deliver to each Rights holder who validly exercises the Over-Subscription Privilege the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege.
     c. Excess Cash Payments: The Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price.
8. Form W-9.
          TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCE FROM AN INDEPENDENT TAX ADVISOR.
          Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number on Form W-9, a copy of which is included as Exhibit A hereto. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% federal income tax backup withholding with respect to any proceeds received by such Rights holder (for those holders exercising Rights).
          Exhibit A — Form W-9

9. Cancellation.
          Our board of directors may cancel or terminate the rights offering in its sole discretion at any time on or before the expiration of the rights offering for any reason (including, without limitation, a change in the market price of our common stock). If the total purchase price for the shares subscribed for is less than $                                        , we plan to cancel the rights offering, but we are not obligated to do so, and our board of directors may modify or waive this requirement. In the event that the rights offering is cancelled or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds.